United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

To: Participants in the GrafTech International Savings Plan

Because you hold shares of the GrafTech stock fund in the GrafTech International Savings Plan as of March 22, 2012, you are entitled to direct the Savings Plan trustee how to vote your interest at the GrafTech 2012 annual meeting of stockholders. To do so, complete the enclosed proxy/vote instruction card and mail it in the enclosed postage prepaid return envelop so that it is received on or before May 10, 2012.

The GrafTech International Ltd. annual meeting will be held as follows:

Meeting Information
Date: May 15, 2012 Time: 10:00 a.m. (EDT)
Location: GrafTech International Ltd.
12900 Snow Road
Parma, Ohio 44130
Record date for holders that may vote: March 22, 2012

How to Access the Proxy Materials:

You may view GrafTech’s complete proxy information and annual report on the internet or request paper or electronic copies of each. The proxy statement can be accessed at http://ir.graftech.com/phoenix.zhtml?c=114451&p=proxy and the Annual Report at http://ir.graftech.com/phoenix.zhtml?c=114451&p=irol-reportsannual. We encourage you to access and review all of the important information contained in the proxy materials before voting.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you can access them online and print them or request they be sent by mail or email. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.graftech.com under the Investor Relations section
2)	BY TELEPHONE	216-676-2000
3)	BY E-MAIL:	investor.relations@graftech.com

How To Vote Your 401k GrafTech Stock:

Please mark, sign, date and mail the proxy/vote instruction card and return it in the envelope provided, or follow the instructions to vote via telephone or the Internet.

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